Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Completes Sale of Non-Core Property for $2.1 Million

Company Continues Disposition Strategy

Virginia Beach, VA –June 29, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers, announced today it has completed the sale of another free standing retail property as part of its disposition strategy announced in 2015, Starbucks/Verizon, as part of a 1031 Exchange. The buyer in the leasehold interest only sale was the Niki Group, LLC, a leading real estate investment company.

Wheeler sold the Starbucks/Verizon property at a premium for an acquisition value of approximately $2.1 million and at a weighted-average capitalization rate of 6.1%, based on a net operating income for the trailing twelve months. The Company originally acquired the asset in October 2013 for $1.4 million which equates to a weighted-average capitalization rate of 7.5%.

Jon S. Wheeler, Chairman and Chief Executive Officer, stated, “The sale of the Starbucks/Verizon property is another significant step forward in the execution of the Company’s strategy to streamline its acquisition focus and monetize non-core assets. We purchased Starbucks/Verizon only two and half years ago at a cap rate to the trust of 7.5% and in turn will be able to directly re-invest in our specialized markets while continuing to generate significant returns for our investors.”

The property is located in the city of Virginia Beach, Virginia and totals approximately 5,600 of gross leasable square feet. The Starbucks/Verizon property was listed for sale along with seven other non-core assets in the Company’s property portfolio of which three were sold in October 2015 and another two are under contract to close in 2017.

About The Niki Group
The Niki Group is a boutique real estate investment company that provides sale-leaseback financing and invests equity with seasoned, professional development partners. Retailers and restaurant operators use the firm’s net lease programs to finance acquisitions and accelerate growth. The Niki Group actively invests in all areas of real estate, development projects, and tenant industries.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding its ability to implement its strategy to streamline its acquisition focus and monetize non-core assets and its ability to reinvest the proceeds and generate returns for investors are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Wilkes Graham	Terry Downs

Chief Financial Officer	Associate

(757) 627-9088	(212) 836-9615

wilkes@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757) 627-9088	(212) 836-9606

lnguyen@whlr.us	aprior@equityny.com

Robin Hanisch
Corporate Secretary
(757) 627-9088
robin@whlr.us